Exhibit 3.1(xxvii)

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 3464429

The Registrar of Companies for England and Wales hereby certifies that

UPWARDCHANCE LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 12th November 1997

*N03464429J*

For the Registrar of Companies

HC0078

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3464429

The Registrar of Companies for England and Wales hereby certifies that

UPWARDCHANCE LIMITED

having by special resolution changed its name, is now incorporated under the name of

MACAW (HOLDINGS) LIMITED

Given at Companies House, Cardiff, the 29th March 1999

*C03464429S*

HC0068

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3464429

The Registrar of Companies for England and Wales hereby certifies that

MACAW (HOLDINGS) LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT NELSON (HOLDINGS) LIMITED

Given at Companies House, Cardiff, the 30th May 2006